EXHIBIT-32.1                                CERTIFICATION PER SARBANES-OXLEY ACT (SECTION 906)

I am the Chief Executive Officer and Chief Financial Officer of Northern Empire Energy Corp., a Nevada corporation (the “Company”).  I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended March 31, 2012 and filed with the U. S. Securities and Exchange Commission (“Form 10-Q”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  April 14, 2014

/s/     Raniero Corsini
Raniero Corsini
Title:     Chief Executive Officer and Chief Financial Officer